Exhibit 99.1
REXFORD INDUSTRIAL ANNOUNCES FOURTH QUARTER AND FULL YEAR 2020 FINANCIAL RESULTS

Los Angeles, California - February 10, 2021 - Rexford Industrial Realty, Inc. (the “Company” or “Rexford Industrial”) (NYSE: REXR), a real estate investment trust (“REIT”) focused on creating value by investing in and operating industrial properties in Southern California infill markets, today announced financial and operating results for the fourth quarter and full year of 2020.

Fourth Quarter 2020 Financial and Operational Highlights:
•Net income attributable to common stockholders of $13.2 million, or $0.10 per diluted share, as compared to $19.9 million, or $0.18 per diluted share, for the fourth quarter of 2019.
•Company share of Core FFO of $43.1 million, an increase of 20.5% as compared to the fourth quarter 2019.
•Company share of Core FFO per diluted share of $0.34, an increase of 6.3% as compared to the fourth quarter 2019.
•Stabilized Same Property Portfolio GAAP NOI increased 2.5% and Stabilized Same Property Portfolio Cash NOI increased 7.1% as compared to the fourth quarter 2019.
•Stabilized Same Property Portfolio occupancy at quarter end of 98.2%.
•Comparable rental rates on 1.8 million rentable square feet of new and renewal leases were 29.9% higher than prior rents on a GAAP basis and 18.1% higher on a cash basis.
•Acquired 17 properties for an aggregate purchase price of $874.9 million and sold one property for a sales price of $1.3 million.
•Ended the quarter with a low-leverage balance sheet measured by a net debt-to-enterprise value ratio of 12.9%.

Full Year 2020 Financial and Operational Highlights:
•Net income attributable to common stockholders of $61.3 million, or $0.51 per diluted share for the full year 2020, as compared to $50.5 million, or $0.47 per diluted share, for the full year 2019.
•Company share of Core FFO of $160.0 million, an increase of 22.1% year-over-year.
•Company share of Core FFO per diluted share of $1.32, an increase of 7.3% as compared to the full year 2019.
•Stabilized Same Property Portfolio GAAP NOI increased 3.7% and Stabilized Same Property Portfolio Cash NOI increased 4.5% as compared to the full year 2019.
•Acquired 38 properties for an aggregate purchase price of $1.2 billion and sold four properties for an aggregate sales price of $45.5 million.
•The Company increased its quarterly dividend by 11.6% to $0.24 per share.

“Our outstanding fourth quarter and full year 2020 results reflect the strength of our infill Southern California industrial markets and the exceptional focus and dedication of Rexford’s entrepreneurial team. While 2020 brought unpredictable challenges due to the pandemic, Rexford achieved Core FFO growth of 22% for the full year, driven by, among other factors, resilient tenant demand enabling full year GAAP and cash re-leasing spreads of 32% and 20%, respectively, on 6.3 million square feet of leasing activity, as well as the completion of 20 investments for an aggregate purchase price of $1.2 billion,” stated Michael Frankel and Howard Schwimmer, Co-Chief Executive Officers of the Company. “Our strong growth and financial results allowed us to increase our quarterly dividend by approximately 12% while continuing to maintain our low-leverage, investment grade balance sheet. Looking ahead, we believe Rexford is well positioned to create value for shareholders by capitalizing upon our significant internal and external growth opportunities through 2021 and beyond.”

Financial Results:

The Company reported net income attributable to common stockholders of $13.2 million, or $0.10 per diluted share, for the three months ended December 31, 2020, as compared to net income attributable to common stockholders of $19.9 million, or $0.18 per diluted share, for the three months ended December 31, 2019. Net income for the three months ended December 31, 2020 includes a $0.1 million loss on sale of real estate, as compared to a $10.6 million gain on sale of real estate for the three months ended December 31, 2019.

The Company reported net income attributable to common stockholders of $61.3 million, or $0.51 per diluted share, for the year ended December 31, 2020, as compared to net income attributable to common stockholders of $50.5 million, or $0.47 per diluted share, for the year ended December 31, 2019. Net income for the year ended December 31, 2020 includes a $13.6 million gain on sale of real estate, as compared to a $16.3 million gain on sale of real estate for the year ended December 31, 2019.

The Company reported Company share of Core FFO of $43.1 million, or $0.34 per diluted share of common stock, for the three months ended December 31, 2020, as compared to Company share of Core FFO of $35.8 million, or $0.32 per diluted share of common stock, for the three months ended December 31, 2019. Amounts are adjusted for non-core expenses of $0.4 million for the three months ended December 31, 2020.

The Company reported Company share of Core FFO of $160.0 million, or $1.32 per diluted share of common stock, for the year ended December 31, 2020, as compared to Company share of Core FFO of $131.1 million, or $1.23 per diluted share of common stock, for the year ended December 31, 2019. Amounts are adjusted for non-core expenses of $0.4 million for the year ended December 31, 2020, and $0.2 million for the year ended December 31, 2019.

For the three months ended December 31, 2020, the Company’s consolidated portfolio NOI increased 19.0% compared to the three months ended December 31, 2019, and the Company’s consolidated portfolio Cash NOI increased 23.0% compared to the three months ended December 31, 2019.

For the year ended December 31, 2020, the Company’s consolidated portfolio NOI increased 24.2% compared to the year ended December 31, 2019, and the Company’s consolidated portfolio Cash NOI increased 22.8% compared to the year ended December 31, 2019.

For the three months ended December 31, 2020, the Company’s Stabilized Same Property Portfolio NOI increased 2.5% compared to the fourth quarter of 2019, driven by a 2.8% increase in Stabilized Same Property Portfolio rental income and a 3.5% increase in Stabilized Same Property Portfolio expenses. Stabilized Same Property Portfolio Cash NOI increased 7.1% compared to the fourth quarter of 2019.

For the year ended December 31, 2020, the Company’s Stabilized Same Property Portfolio NOI increased 3.7% compared to the year ended December 31, 2019, driven by a 3.8% increase in Stabilized Same Property Portfolio rental income and a 4.2% increase in Stabilized Same Property Portfolio expenses. Stabilized Same Property Portfolio Cash NOI increased 4.5% compared to the year ended December 31, 2019.

Operating Results:

Fourth quarter and full year 2020 leasing activity demonstrate strong tenant demand fundamentals within Rexford’s target Southern California infill markets.

	Q4-2020 Leasing Activity
			Releasing Spreads
	# of Leases Executed	SF of Leasing	GAAP	Cash
New Leases	57	672,134	31.0%	20.5%
Renewal Leases	51	1,132,687	29.5%	17.3%
Total Leases	108	1,804,821	29.9%	18.1%

	Full Year 2020 Leasing Activity
			Releasing Spreads
	# of Leases Executed	SF of Leasing	GAAP	Cash
New Leases	205	2,634,722	35.7%	22.1%
Renewal Leases	234	3,696,142	30.2%	18.9%
Total Leases	439	6,330,864	31.6%	19.8%

At December 31, 2020, the Company’s Stabilized Same Property Portfolio occupancy was 98.2%. At December 31, 2020, the Company’s consolidated portfolio, excluding value-add repositioning assets, was 96.7% occupied and 97.7% leased, and the Company’s consolidated portfolio, including value-add repositioning assets, was 95.2% occupied and 96.2% leased.

Transaction Activity:

During the fourth quarter of 2020, the Company completed 10 acquisitions representing 17 properties and totaling 3.4 million square feet for an aggregate purchase price of $874.9 million. Additionally, the Company sold one property for a sales price of $1.3 million. Fourth quarter acquisitions included two UPREIT transactions, whereby the Company issued 2.4 million operating partnership units (“OP Units”), representing $111.8 million of purchase price value.

During the full year of 2020, the Company completed 20 acquisitions representing 38 properties and 5.0 million square feet for an aggregate purchase price of $1.2 billion. Seven of these acquisitions included low coverage outdoor storage sites and land for redevelopment totaling 36.73 acres with improvements equating to 14% site coverage.
Additionally, the Company sold four properties for an aggregate sales price of $45.5 million. Full year acquisition activity included a total of three UPREIT transactions, whereby the Company issued 3.8 million OP Units, representing $179.3 million of purchase price value.

Subsequent to the fourth quarter of 2020, the Company acquired three industrial properties representing 176,670 square feet of improvements, a 2.5 acre industrial outdoor storage site, and two redevelopment sites totaling 16.57 acres for an aggregate purchase price of $94.8 million.

Balance Sheet:
The Company ended the fourth quarter with $676 million in liquidity, including $176 million in cash on hand and $500 million available under its unsecured revolving credit facility. As of December 31, 2020, the Company had $1.2 billion of outstanding debt, with an average interest rate of 3.06% and an average term-to-maturity of 6.6 years. The Company has no debt maturities until 2023.

In November, the Company completed its inaugural public bond offering of $400.0 million 2.125% senior notes due in 2030 (the “Notes”). The Notes were priced at 99.211% of the principal amount and will mature on December 1, 2030. Proceeds of the Notes were used to fund acquisitions, development and redevelopment activities, and the repayment of the Company’s $100 million term loan that was due in 2022.

In conjunction with the repayment of the $100 million term loan noted above, the Company also terminated a $100 million notional swap that was due to mature in August 2021. The Company will amortize the related $1.2 million termination charge through August 2021.

In December, the Company completed a common stock offering issuing 6,900,000 shares of its common stock, including 900,000 shares sold pursuant to the exercise in full of the underwriters’ option to purchase additional shares at a net price of $47.15 per share. The Company received proceeds of approximately $325.3 million, before deducting offering expenses. Proceeds of the offering are being used to fund acquisition, development and redevelopment activities, and for general corporate proposes.

During the fourth quarter, the Company issued an aggregate of 709,891 shares of common stock through its at-the-market equity offering program (“ATM program”) at an average price of $50.13 per share, receiving proceeds of approximately $35.6 million before issuance costs. On November 9, 2020, the Company renewed its ATM program to include $750 million of capacity with the option to offer shares on a forward basis. As of December 31, 2020, the renewed ATM program had approximately $720.7 million of remaining capacity.

Dividends:

On February 8, 2021, the Company’s Board of Directors declared a dividend in the amount of $0.24 per share for the first quarter of 2021, payable in cash on April 15, 2021, to common stockholders and common unit holders of record as of March 31, 2021.

On February 8, 2021, the Company’s Board of Directors declared a quarterly dividend of $0.367188 per share of its Series A Cumulative Redeemable Preferred Stock, a quarterly dividend of $0.367188 per share of its Series B Cumulative Redeemable Preferred Stock and a quarterly dividend of $0.351563 per share of its Series C Cumulative Redeemable Preferred Stock, in each case, payable in cash on March 31, 2021, to preferred stockholders of record as of March 15, 2021.

COVID-19 Collections Update (As of February 8, 2021)

As of December 31, 2020, the Company had a total of 1,533 leases representing in-place annualized base rent (“ABR”) of $310.4 million. ABR is defined/calculated as the monthly contractual base rent per the leases, excluding any rent abatements, as of December 31, 2020, multiplied by 12. As of December 31, 2020, the Company has executed rent relief agreements with 270 tenants, including 120 tenants receiving deferred base rent of $4.6 million or 1.5% of ABR.

The following table sets forth the following information regarding the second, third and fourth quarters of 2020 contractual rent: (i) amount billed, (ii) percentage collected prior to the impact of consummated rent relief agreements, (iii) the amount of rent relief provided to tenants by the (a) application of security deposits, (b) acceleration of future existing contractual rent concessions and (c) deferral of contractual base rent and (iv) percentage collected after adjusting for rent relief provided by rent relief agreements.

			Rent Relief
Period	Contractual Billings(1)	% of Contractual Billings Collected(2)	Security Deposits	Acceleration of Concessions	Deferral of Base Rent(3)	Total	% of Contractual Billings Collected after Relief(4)
Total Q2-2020	$77,061	87.9%	$4,206	$825	$3,635	$8,666	99.1%
Total Q3-2020	$78,345	97.3%	$372	$—	$686	$1,058	98.6%
Total Q4-2020	$86,624	97.7%	$—	$—	$250	$250	98.0%
***Reflects collections through February 8, 2021 for all periods noted above***
(1)Contractual Billings include contractual base rent and tenant reimbursements (including prior year recoverable expense reconciliation adjustments) charged to in-place tenants before the impact of COVID-19 related rent relief agreements.
(2)Represents the cash collection percentage of Contractual Billings.
(3)The typical deferral period is approximately 1.5 months with repayment generally scheduled to begin in the third or fourth quarter of 2020.
(4)Represents the cash collection percentage of Contractual Billings after adjusting for rent relief provided by executed rent relief agreements.

The following table provides a breakdown of third and fourth quarter 2020 Contractual Billings between regular billings and Covid-19 deferral billings and percentage collected through February 8, 2021:

	Q3-2020		Q4-2020
	Contractual Billings	% of Contractual Billings Collected	Contractual Billings	% of Contractual Billings Collected
Regular Billings	$78,185	97.3%	$83,272	97.8%
Covid-19 Deferral Billings	160	100.0%	3,352	96.2%
Total	$78,345		$86,624

Guidance:

The Company is initiating its full year 2021 guidance as indicated below. The Core FFO guidance refers only to the Company’s in-place portfolio as of February 10, 2021, and does not include any assumptions for other acquisitions, dispositions or balance sheet activities that have not closed. Please refer to the Company’s supplemental information package for a complete list of guidance and 2021 Guidance Rollforward.

2021 Outlook (1)	2020 Actual	2021 Guidance
Net Income Attributable to Common Stockholders per diluted share	$0.51	$0.40 - $0.43
Company share of Core FFO per diluted share	$1.32	$1.40 - $1.43
Stabilized Same Property Portfolio NOI Growth - GAAP	3.7%	3.0% - 4.0%
Stabilized Same Property Portfolio NOI Growth - Cash	4.5%	6.0% - 7.0%
Average 2021 Stabilized Same Property Portfolio Occupancy (Full Year)	97.8%	97.0% - 97.5%
General and Administrative Expenses (2)	$36.8M	$44.5M - $45.5M
Net Interest Expense	$30.8M	$36.0M - $36.5M
(1)2021 Guidance represents the in-place portfolio as of February 10, 2021, and does not include any assumptions for prospective acquisitions, dispositions or balance sheet activities that have not closed.
(2)2021 General and Administrative expense guidance includes estimated non-cash equity compensation expense of $17.1 million. Non-cash equity compensation includes restricted stock, time-based LTIP units and performance units that are tied to the Company's overall performance and may or may not be realized based on actual results.

A number of factors could impact the Company’s ability to deliver results in line with its guidance, including, but not limited to, the number of tenants requesting rent relief or failing to pay rent in future periods, the duration and severity of the impact of the COVID-19 pandemic, interest rates, the economy, the supply and demand of industrial real estate, the availability and terms of financing to the Company or to potential acquirers of real estate and the timing and yields for divestment and investment. There can be no assurance that the Company can achieve such results.

Supplemental Information:

Details regarding these results can be found in the Company’s supplemental information package available on the Company’s investor relations website at www.ir.rexfordindustrial.com.

Earnings Release, Investor Conference Webcast and Conference Call:

The Company will host a webcast and conference call on Thursday, February 11, 2021, at 1:00 p.m. Eastern Time to review fourth quarter results, discuss recent events and conduct a question-and-answer period. The live webcast will be available on the Company’s investor relations website at ir.rexfordindustrial.com.

To Participate in the Telephone Conference Call:
Dial in at least 5 minutes prior to start time:
Domestic: 1-877-407-0789
International: 1-201-689-8562

Conference Call Playback:
Domestic: 1-844-512-2921
International: 1-412-317-6671
Pass code: 13714732
The playback can be accessed through March 11, 2021.

About Rexford Industrial:

Rexford Industrial, a real estate investment trust focused on owning and operating industrial properties throughout Southern California infill markets, owns 254 properties with approximately 31.9 million rentable square feet and manages an additional 20 properties with approximately 1.0 million rentable square feet.
For additional information, visit www.rexfordindustrial.com.

Forward Looking Statements:

This press release may contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, the Company’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020 and other filings with the Securities and Exchange Commission. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Definitions / Discussion of Non-GAAP Financial Measures:

Funds from Operations (FFO): We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, gains (or losses) from sales of assets incidental to our business, impairment losses of depreciable operating property or assets incidental to our business, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. A reconciliation of net income, the nearest GAAP equivalent, to FFO is set forth below.

Core Funds from Operations (Core FFO): We calculate Core FFO by adjusting FFO to exclude the impact of certain items that we do not consider reflective of our core revenue or expense streams. These adjustments consist of (i) acquisition expenses, (ii) loss on extinguishment of debt, (iii) the amortization of the loss on termination of interest rate swap and (iv) other amounts as they may occur. Management believes that Core FFO is a useful supplemental measure as it provides a more meaningful and consistent comparison of operating performance and allows investors to more easily compare the Company’s operating results. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may not calculate Core FFO in a consistent manner. Accordingly, our Core FFO may not be comparable to other REITs’ Core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. A reconciliation of FFO to Core FFO is set forth below.

Reconciliation of Net Income Attributable to Common Stockholders per Diluted Share Guidance to Company share of Core FFO per Diluted Share Guidance:

The following is a reconciliation of the Company’s 2021 guidance range of net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, to Company share of Core FFO per diluted share.

	2021 Estimate
	Low	High
Net income attributable to common stockholders	$0.40	$0.43
Company share of depreciation and amortization	1.00	1.00
Company share of Core FFO	$1.40	$1.43

Net Operating Income (NOI): NOI is a non-GAAP measure, which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as rental income from real estate operations less property expenses (before interest expense, depreciation and amortization). We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have a real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs.

NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Stabilized Same Property Portfolio. A calculation of NOI for our Stabilized Same Property Portfolio, as well as a reconciliation of net income to NOI for our Stabilized Same Property Portfolio, is set forth below.

Cash NOI: Cash NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI: (i) fair value lease revenue and (ii) straight-line rent adjustments. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Stabilized Same Property Portfolio. A calculation of Cash NOI for our Stabilized Same Property Portfolio, as well as a reconciliation of net income to Cash NOI for our Stabilized Same Property Portfolio, is set forth below.

Stabilized Same Property Portfolio:

Our 2020 Stabilized Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly owned by us for the period from January 1, 2019 through December 31, 2020, and that were stabilized as of January 1, 2019. Therefore, our Stabilized Same Property Portfolio excludes any properties that were acquired or sold during the period from January 1, 2019 through December 31, 2020, and properties acquired prior to January 1, 2019, that were classified as current or future repositioning, redevelopment or lease-up during 2019 or 2020, which we believe significantly affected the properties’ results during the comparative periods. As of December 31, 2020, our 2020 Stabilized Same Property Portfolio consists of 159 properties aggregating 19,688,025 rentable square feet.

Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. A repositioning is considered complete once the investment is fully or nearly fully deployed and the property is marketable for leasing. We consider a repositioning property to be stabilized at the earlier of the following: (i) upon reaching 90% occupancy or (ii) one year from the date of completion of repositioning construction work.

Net Debt to Enterprise Value: At December 31, 2020, we had consolidated indebtedness of $1.2 billion, reflecting a net debt to enterprise value of approximately 12.9%. Our enterprise value is defined as the sum of the liquidation preference of our outstanding preferred stock and preferred units plus the market value of our common stock excluding shares of nonvested restricted stock, plus the aggregate value of common units not owned by us, plus the value of our net debt.  Our net debt is defined as our consolidated indebtedness less cash and cash equivalents.

Contact:
Investor Relations:

Stephen Swett
424-256-2153 ext 401
investorrelations@rexfordindustrial.com

Rexford Industrial Realty, Inc.
Consolidated Balance Sheets
(In thousands except share data)

	December 31, 2020	December 31, 2019
	(unaudited)
ASSETS
Land	$2,636,816	$1,927,098
Buildings and improvements	2,201,187	1,680,178
Tenant improvements	84,462	72,179
Furniture, fixtures, and equipment	132	141
Construction in progress	25,358	18,794
Total real estate held for investment	4,947,955	3,698,390
Accumulated depreciation	(375,423)	(296,777)
Investments in real estate, net	4,572,532	3,401,613
Cash and cash equivalents	176,293	78,857
Restricted cash	1,230	—
Rents and other receivables, net	10,208	5,889
Deferred rent receivable, net	40,893	29,671
Deferred leasing costs, net	23,148	18,688
Deferred loan costs, net	2,240	695
Acquired lease intangible assets, net	92,172	73,090
Acquired indefinite-lived intangible	5,156	5,156
Interest rate swap asset	—	766
Other assets	14,390	9,671
Acquisition related deposits	4,067	14,526
Assets associated with real estate held for sale, net	8,845	—
Total Assets	$4,951,174	$3,638,622
LIABILITIES & EQUITY
Liabilities
Notes payable	$1,216,160	$857,842
Interest rate swap liability	17,580	8,488
Accounts payable, accrued expenses and other liabilities	45,384	31,112
Dividends payable	29,747	21,624
Acquired lease intangible liabilities, net	67,256	59,340
Tenant security deposits	31,602	28,779
Prepaid rents	12,660	8,988
Liabilities associated with real estate held for sale	193	—
Total Liabilities	1,420,582	1,016,173
Equity
Rexford Industrial Realty, Inc. stockholders’ equity
Preferred stock, $0.01 par value per share, 10,050,000 shares authorized, at December 31, 2020 and December 31, 2019
5.875% series A cumulative redeemable preferred stock, 3,600,000 shares outstanding at December 31, 2020 and December 31, 2019 ($90,000 liquidation preference)	86,651	86,651
5.875% series B cumulative redeemable preferred stock, 3,000,000 shares outstanding at December 31, 2020 and December 31, 2019 ($75,000 liquidation preference)	72,443	72,443
5.625% series C cumulative redeemable preferred stock, 3,450,000 shares outstanding at December 31, 2020 and December 31, 2019 ($86,250 liquidation preference)	83,233	83,233
Common Stock, $0.01 par value per share, 489,950,000 authorized and 131,426,038 and 113,793,300 shares outstanding at December 31, 2020 and December 31, 2019, respectively	1,313	1,136
Additional paid in capital	3,182,599	2,439,007
Cumulative distributions in excess of earnings	(163,389)	(118,751)
Accumulated other comprehensive income	(17,709)	(7,542)
Total stockholders’ equity	3,245,141	2,556,177
Noncontrolling interests	285,451	66,272
Total Equity	3,530,592	2,622,449
Total Liabilities and Equity	$4,951,174	$3,638,622

Rexford Industrial Realty, Inc.
Consolidated Statements of Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
REVENUES
Rental income	$88,495	$74,015	$329,377	$264,252
Management, leasing and development services	95	105	420	406
Interest income	59	279	338	2,555
TOTAL REVENUES	88,649	74,399	330,135	267,213
OPERATING EXPENSES
Property expenses	22,034	18,156	79,716	63,272
General and administrative	9,042	8,215	36,795	30,300
Depreciation and amortization	30,554	26,877	115,269	98,891
TOTAL OPERATING EXPENSES	61,630	53,248	231,780	192,463
OTHER EXPENSES
Acquisition expenses	35	(3)	124	171
Interest expense	8,673	7,364	30,849	26,875
TOTAL EXPENSES	70,338	60,609	262,753	219,509
Loss on extinguishment of debt	(104)	—	(104)	—
(Loss) gain on sale of real estate	(52)	10,592	13,617	16,297
NET INCOME	18,155	24,382	80,895	64,001
Less: net income attributable to noncontrolling interest	(1,160)	(734)	(4,492)	(2,022)
NET INCOME ATTRIBUTABLE TO REXFORD INDUSTRIAL REALTY, INC.	16,995	23,648	76,403	61,979
Less: preferred stock dividends	(3,636)	(3,636)	(14,545)	(11,055)
Less: earnings attributable to participating securities	(120)	(108)	(509)	(447)
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$13,239	$19,904	$61,349	$50,477
Net income attributable to common stockholders per share – basic	$0.11	$0.18	$0.51	$0.47
Net income attributable to common stockholders per share – diluted	$0.10	$0.18	$0.51	$0.47
Weighted-average shares of common stock outstanding – basic	125,995	111,612	120,874	106,407
Weighted-average shares of common stock outstanding – diluted	126,401	112,097	121,178	106,799

Rexford Industrial Realty, Inc.
Stabilized Same Property Portfolio Occupancy and NOI and Cash NOI
(Unaudited, dollars in thousands)

Stabilized Same Property Portfolio Occupancy:
	December 31,
	2020	2019	Change (basis points)
Occupancy:
Los Angeles County	98.6%	98.6%	0 bps
Orange County	98.9%	99.1%	(20) bps
San Bernardino County	98.8%	97.4%	140 bps
San Diego County	97.6%	97.1%	50 bps
Ventura County	92.6%	99.1%	(650) bps
Total/Weighted Average	98.2%	98.3%	(10) bps

Stabilized Same Property Portfolio NOI and Cash NOI:

	Three Months Ended December 31,				Year Ended December 31,
	2020	2019	$ Change	% Change	2020	2019	$ Change	% Change
Rental income	$58,763	$57,185	$1,578	2.8%	$232,477	$223,985	$8,492	3.8%
Property expenses	14,232	13,757	475	3.5%	54,434	52,228	2,206	4.2%
Stabilized Same Property Portfolio NOI	$44,531	$43,428	$1,103	2.5%	$178,043	$171,757	$6,286	3.7%
Straight line rental revenue adjustment	530	(885)	1,415	(159.9)%	(4,629)	(4,268)	(361)	8.5%
Amortization of above/below market lease intangibles	(1,148)	(1,537)	389	(25.3)%	(5,411)	(6,790)	1,379	(20.3)%
Stabilized Same Property Portfolio Cash NOI	$43,913	$41,006	$2,907	7.1%	$168,003	$160,699	$7,304	4.5%

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to NOI, Stabilized Same Property Portfolio NOI and
Stabilized Same Property Portfolio Cash NOI
(Unaudited and in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net income	$18,155	$24,382	$80,895	$64,001
Add:
General and administrative	9,042	8,215	36,795	30,300
Depreciation and amortization	30,554	26,877	115,269	98,891
Acquisition expenses	35	(3)	124	171
Interest expense	8,673	7,364	30,849	26,875
Deduct:
Management, leasing and development services	95	105	420	406
Interest income	59	279	338	2,555
Loss on extinguishment of debt	(104)	—	(104)	—
(Loss) gain on sale of real estate	(52)	10,592	13,617	16,297
Net operating income (NOI)	$66,461	$55,859	$249,661	$200,980
Non-Stabilized Same Property Portfolio rental income	(29,732)	(16,830)	(96,900)	(40,267)
Non-Stabilized Same Property Portfolio property expenses	7,802	4,399	25,282	11,044
Stabilized Same Property Portfolio NOI	$44,531	$43,428	$178,043	$171,757
Straight line rental revenue adjustment	530	(885)	(4,629)	(4,268)
Amortization of above/below market lease intangibles	(1,148)	(1,537)	(5,411)	(6,790)
Stabilized Same Property Portfolio Cash NOI	$43,913	$41,006	$168,003	$160,699

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to Funds From Operations and Core Funds From Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net income	$18,155	$24,382	$80,895	$64,001
Add:
Depreciation and amortization	30,554	26,877	115,269	98,891
Deduct:
(Loss) gain on sale of real estate	(52)	10,592	13,617	16,297
Funds From Operations (FFO)	$48,761	$40,667	$182,547	$146,595
Less: preferred stock dividends	(3,636)	(3,636)	(14,545)	(11,055)
Less: FFO attributable to noncontrolling interest(1)	(2,182)	(1,087)	(7,654)	(3,897)
Less: FFO attributable to participating securities(2)	(188)	(188)	(772)	(733)
Company share of FFO	$42,755	$35,756	$159,576	$130,910

Company Share of FFO per common share – basic	$0.34	$0.32	$1.32	$1.23
Company Share of FFO per common share – diluted	$0.34	$0.32	$1.32	$1.23

FFO	$48,761	$40,667	$182,547	$146,595
Adjust:
Acquisition expenses	35	(3)	124	171
Loss on extinguishment of debt	104	—	104	—
Amortization of loss on termination of interest rate swap	218	—	218	—
Core FFO	$49,118	$40,664	$182,993	$146,766
Less: preferred stock dividends	(3,636)	(3,636)	(14,545)	(11,055)
Less: Core FFO attributable to noncontrolling interest(1)	(2,193)	(1,086)	(7,667)	(3,899)
Less: Core FFO attributable to participating securities(2)	(190)	(188)	(774)	(733)
Company share of Core FFO	$43,099	$35,754	$160,007	$131,079

Company share of Core FFO per common share – basic	$0.34	$0.32	$1.32	$1.23
Company share of Core FFO per common share – diluted	$0.34	$0.32	$1.32	$1.23

Weighted-average shares of common stock outstanding – basic	125,995	111,612	120,874	106,407
Weighted-average shares of common stock outstanding – diluted	126,401	112,097	121,178	106,799
(1)Noncontrolling interests relate to interests in the Company’s operating partnership, represented by common units and preferred units (Series 1 & 2 CPOP units) of partnership interests in the operating partnership that are owned by unit holders other than the Company.
(2)Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.